UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-1431

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On March 24, 2014, Central European Media Enterprises Ltd. (“CME”) and Time Warner Media Holdings B.V. (“Time Warner” which, unless the context indicates otherwise, includes Time Warner Inc. and its affiliates other than CME) entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) in connection with CME’s previously-announced rights offering (the “Rights Offering”).  Pursuant to the Standby Purchase Agreement, Time Warner committed, subject to the satisfaction or waiver of certain conditions, to exercise in full its subscription privilege at the subscription price of one hundred dollars ($100.00) per Unit (as herein defined) (the “Subscription Price”) in respect of all of the rights to purchase units (each, a “Unit”) allocated to Time Warner in the Rights Offering in respect of its shares held as of the Rights Offering record date of CME’s Class A Common Stock, par value $0.08 per share (the “Class A Common Stock”), Series A Convertible Preferred Stock, $0.08 per share (the “Series A Preferred Stock”) and Series B Convertible Redeemable Preferred Stock, $0.08 per share (the “Series B Preferred Stock”).  Each Unit consists of (a) a 15.0% Senior Secured Note due 2017 in the original aggregate principal amount of $100.00 (each, a “New Note”) and (b) 21 unit warrants (each, a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one (1) share of CME’s Class A Common Stock.  The Unit Warrants will be exercisable from the second anniversary of their issue date until the fourth anniversary of their issue date at an exercise price of $1.00 per share, subject to Time Warner’s limited right to exercise its Unit Warrants earlier.  In addition, the Standby Purchase Agreement provides that CME will issue to Time Warner, and Time Warner will purchase, 581,533 Units (the “TW Private Placement Units”) at the Subscription Price in a separate private offering to be closed contemporaneously with the Rights Offering (the “TW Unit Private Placement”).  The TW Private Placement Units are not included in the 3,418,467 Units that CME is offering in the Rights Offering.  In total, CME is offering 4,000,000 Units in the Rights Offering and TW Unit Private Placement, consisting of $400.0 million aggregate principal amount of New Notes and Unit Warrants to purchase 84,000,000 shares of Class A Common Stock.  The Rights allocated to Time Warner in the Rights Offering and the TW Private Placement Units represent approximately 70% of all Units that will be issued by CME in the Rights Offering and TW Unit Private Placement, which Time Warner is obligated to purchase under the Standby Purchase Agreement.

Under the Standby Purchase Agreement, Time Warner has also committed to purchase at the Subscription Price in a separate private offering to be closed contemporaneously with the Rights Offering, any and all remaining Units that are not purchased through the exercise of rights in the Rights Offering (the “Backstop Units”).  We refer to this commitment as the “Backstop Purchase Commitment.”  The exact amount of Units to be purchased by Time Warner pursuant to the Backstop Purchase Commitment will vary depending upon the number of Units purchased through the exercise of rights in the Rights Offering by CME’s eligible shareholders (other than Time Warner).  If CME’s eligible shareholders (other than Time Warner) do not purchase any Units in the Rights Offering, Time Warner will purchase (a) all of the Units offered by CME in the Rights Offering plus (b) the TW Private Placement Units, following which its economic ownership interest in CME’s Class A Common Stock would be approximately 78.7% on a fully diluted basis (without giving effect to any accretion of the Series B Preferred Stock after December 25, 2013).

Time Warner Media Holdings B.V. is a wholly-owned indirect subsidiary of Time Warner Inc. and is the largest holder of shares of CME’s Class A Common Stock and the sole holder of shares of CME’s Series A Preferred Stock and Series B Preferred Stock.  The Rights Offering and related financing transactions are being undertaken pursuant to a framework agreement dated February 28, 2014 among CME, Time Warner Media Holdings B.V. and Time Warner Inc.  CME and Time Warner also entered into a loan agreement dated February 28, 2014, pursuant to which, Time Warner has agreed to make a term loan to CME.

The above description of the Standby Purchase Agreement is incomplete and qualified in its entirety by reference to the complete text of the Standby Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.  Pursuant to the Standby Purchase Agreement, Time Warner will receive 12,212,193 Unit

Warrants in connection with its acquisition of 581,533 TW Private Placement Units and up to 24,965,283 Unit Warrants in connection with its acquisition of up to 1,188,823 Backstop Units.

The issuance of the TW Private Placement Units and Backstop Units (as applicable) will be effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION

A registration statement with respect to the rights, the Units to be issued upon exercise of the rights and the notes and Unit Warrants underlying the Units, and shares of Class A Common Stock issuable upon exercise of the Unit Warrants has been declared effective by the Securities and Exchange Commission (the “SEC”).  Before you participate in the Rights Offering, you should read the prospectus in that registration statement and other documents CME has filed with the SEC for more complete information about CME and the Rights Offering.  You may get these documents for free by visiting the SEC’s website at www.sec.gov.  The amended registration statement (which includes a copy of the most recent prospectus) can be accessed on CME’s website at http://www.cetv-net.com/en/investors/sec-filings.php?t=o.  The Rights Offering may be made only by means of a prospectus, copies of which may be obtained from the subscription and information agent, Broadridge Corporate Issuer Solutions, Inc. at +1 (855) 793-5068 (toll-free).

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1                              Standby Purchase Agreement, dated as of March 24, 2014, between Central European Media Enterprises Ltd. and Time Warner Media Holdings B.V.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: March 27, 2014	/s/ David Sturgeon
David Sturgeon
Acting Chief Financial Officer